Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation in this Registration Statement of Quest Energy Partners, L.P. (the “Partnership”) on Form S-1 of our reports dated March 28, 2008 related to (i) the consolidated financial statements of the Partnership and (ii) the carve out financial statements of the Partnership’s predecessor, all appearing in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2007.
We hereby consent to the incorporation in this Registration Statement of the Partnership on Form S-1 of our report dated July 22, 2008, related to the consolidated balance sheet of Quest Energy GP, LLC, appearing in the Partnership’s Current Report on Form 8-K filed on July 23, 2008.
We also hereby consent to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement on Form S-1.

/s/ Murrell, Hall, Mclntosh & Co. PLLP
Murrell, Hall, McIntosh & Co. PLLP
Oklahoma City, Oklahoma
July 23, 2008